SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 8, 2005

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10240 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

On April 8, 2005, DURECT Corporation (the “Company”) entered into a Letter Agreement re Departure and a related Consulting Agreement (collectively, the “Departure Agreement”) with Thomas A. Schreck, its Chief Financial Officer and member of its Board of Directors.

The Departure Agreement generally provides that:

Mr. Schreck will submit his resignation as Chief Financial Officer and a member of DURECT’s Board of Directors effective April 30, 2005. Mr. Schreck will continue in his position as Chief Financial Officer and assist the Company in transitioning his duties through April 30, 2005.

Commencing May 1, 2005, Mr. Schreck will provide consulting services to the Company in the areas of out-licensing and business development opportunities involving the Company’s existing products and specified technologies pursuant to the Consulting Agreement until December 31, 2005, unless the Consulting Agreement is earlier terminated. The Consulting Agreement can be terminated by the Company or Mr. Schreck for material breach of the Consulting Agreement by other party. The Consulting Agreement can be terminated by Mr. Schreck upon 30 days’ written notice to the Company.

The Departure Agreement includes general releases of claims by Mr. Schreck and the Company against each other. Pursuant to the Age Discrimination in Employment Act, as amended, Mr. Schreck has a seven-day period during which he is entitled to revoke his release.

In consideration of and subject to Mr. Schreck’s entry into the Consulting Agreement and performance of other covenants in the Departure Agreement, the Company has agreed to accelerate the vesting of outstanding unvested stock options previously granted to Mr. Schreck to purchase 100,000 shares of common stock of the Company at $1.58 per share so such shares are vested as of April 30, 2005 and to pay Mr. Schreck an aggregate amount of $375,000, payable in monthly installments starting May 31, 2005 and ending on December 31, 2005. No other consideration will be provided to Mr. Schreck for the Consulting Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Thomas A. Schreck will submit his resignation as Chief Financial Officer and a member of DURECT’s Board of Directors effective April 30, 2005. See the information set forth in Item 1.01 above.

Following the resignation of Mr. Schreck as Chief Financial Officer, Jian Li, DURECT’s current Vice President of Finance and Corporate Controller, will serve as the Company’s principal financial and accounting officer. Ms. Li joined DURECT in March of 2000 as Accounting Manager and was promoted to Corporate Controller in April of 2001 and later to her current position as Vice President Finance and Corporate Controller in December 2003. Prior to joining DURECT, she held various positions at leading biotechnology and telecommunications companies serving in roles such as financial analyst, accountant and marketing analyst. Ms. Li earned her M.B.A. from the University of Hawaii at Manoa in 1995. She is also a Certified Public Accountant and a member of American Institute of Certified Public Accountants.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press release dated April 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: April 11, 2005	By:	/s/ James E. Brown
James E. Brown
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated April 11, 2005.